Exhibit 99.1
Keros Therapeutics Announces Issuance of U.S. Patent for Use of Therapeutic Proteins in Treatment of Musculoskeletal Disorders

Lexington, Mass. – May 25, 2021 – Keros Therapeutics, Inc. (“Keros”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel treatments for patients suffering from hematological and musculoskeletal disorders with high unmet medical need, today announced that the United States Patent and Trademark Office (“USPTO”) has issued U.S. Patent No. 11,013,785 ("the '785 patent"). The '785 patent is a composition of matter patent directed to novel therapeutic proteins, including KER-050. The '785 patent contains 20 claims and expires no earlier than November 2037.

“We are very pleased to have this foundational patent issued, which is the first for the Company’s wholly-owned internal programs and is a validation of the differentiated approach that we are taking to develop new product candidates,” said Jasbir S. Seehra, Ph.D., Chief Executive Officer of Keros. “We will continue to strengthen our patent portfolio to support our discovery efforts and protect our expanding pipeline of wholly-owned assets for the treatment of hematological and musculoskeletal diseases.”

Keros has an extensive intellectual property portfolio covering KER-050, KER-047 and KER-012, in addition to multiple preclinical assets in the Company’s pipeline.

About KER-050

Keros’ lead protein therapeutic product candidate, KER-050, is an engineered ligand trap comprised of a modified ligand-binding domain of the TGF-β receptor known as activin receptor type IIA that is fused to the portion of the human antibody known as the Fc domain. KER-050 is being developed for the treatment of low blood cell counts, or cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndromes, or MDS, and in patients with myelofibrosis.

About Keros Therapeutics, Inc.

Keros is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel treatments for patients suffering from hematologic and musculoskeletal disorders with high unmet medical need. Keros is a leader in understanding the role of the TGF-β family of proteins, which are master regulators of red blood cell and platelet production as well as of the growth, repair and maintenance of muscle and bone. Keros’ lead protein therapeutic product candidate, KER-050, is being developed for the treatment of low blood cell counts, or cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndromes and in patients with myelofibrosis. Keros’ lead small molecule product candidate, KER-047, is being developed for the treatment of anemia resulting from iron imbalance, as well as for the treatment of fibrodysplasia ossificans progressiva. Keros’ third product candidate, KER-012, is being developed for the treatment of disorders associated with bone loss, such as osteoporosis and osteogenesis imperfecta, and for the treatment of pulmonary arterial hypertension.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipates," "believes," "expects," "intends," “plans,” “potential,” "projects,” “would” and "future" or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning: Keros’ expectations regarding its ability to strengthen its patent portfolio to support its discovery efforts and protect its expanding pipeline. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Keros’ limited operating history and historical losses; Keros’ ability to raise additional funding to complete the development and any commercialization of its product candidates; Keros’ dependence on the success of its lead product candidates, KER-050 and KER-047; that Keros may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Keros’ ability to obtain, maintain and protect its intellectual property; Keros’ dependence on third parties in connection with manufacturing, clinical trials and pre-clinical studies; and risks relating to the impact on our business of the COVID-19 pandemic or similar public health crises.

These and other risks are described more fully in Keros’ filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 6, 2021, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Keros undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Julia Balanova

jbalanova@soleburytrout.com

646-378-2936